Exhibit 99.77(o)

ITEM 77O - Transactions effected pursuant to Rule 10f-3

Fund Name	Security Name	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
VY® JPMorgan Small Cap Core Equity Portfolio	Bats Global Markets Inc.	4/15/16	Citigroup Global Markets Inc.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Red Rock Resorts Inc. - Class A	4/27/16	Deutsche Bank Securities Inc.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	US Foods Holding Corp.	5/26/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Twilio Inc.	6/23/16	Goldman Sachs and Co NY	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Patheon N.V.	7/21/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Kinsale Capital Group Inc.	7/28/16	RBC Capital Markets LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	First Hawaiian Inc.	8/4/16	Merrill Lynch and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Elf Beauty Inc.	9/22/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Valvoline Inc.	9/23/16	Citigroup Global Markets Inc.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Nutanix Inc. - A	9/30/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Coupa Software Inc.	10/6/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Camping World Holdings Inc. - A	10/7/16	Goldman Sachs	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	iRhythm Technologies Inc.	10/20/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Blackline Inc.	10/28/16	Goldman Sachs	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Acushnet Holdings Corp.	10/28/16	Morgan Stanley and Co LLC.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Kinsale Capital Group, Inc.	12/1/16	William Blair and Company LLC.	JPMorgan Securities